UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2020

HighPeak Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-235313 (Commission File Number)	84-3533602 (I.R.S. Employer Identification No.)

421 W. 3rd St., Suite 1000 Fort Worth, Texas 76102 (address of principal executive offices) (zip code)

(817) 850-9200 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	HPK	The Nasdaq Stock Market LLC
Warrant	HPKEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On August 21, 2020, HighPeak Energy, Inc., a Delaware corporation (the “Company”) completed its business combination with Pure Acquisition Corp., a Delaware corporation (“Pure”) pursuant to the Business Combination Agreement, dated as of May 4, 2020 (as amended from time to time, the “Business Combination Agreement”), by and among Pure, the Company, Pure Acquisition Merger Sub, Inc., a Delaware corporation (“MergerSub”), HighPeak Energy, LP, a Delaware limited partnership (“HighPeak I”), HighPeak Energy II, LP, a Delaware limited partnership (“HighPeak II”), HighPeak Energy III, LP, a Delaware limited partnership, HPK Energy, LLC, a Delaware limited liability company and the general partner of HPK Energy, LP (“HPK LP”), and solely for limited purposes specified therein, HighPeak Energy Management, LLC, a Delaware limited liability company, whereby, among other things, MergerSub merged with and into Pure, with Pure surviving as a wholly owned subsidiary of the Company and subsequently changed its name to HighPeak Energy Acquisition Corp., a Delaware corporation (the “Surviving Corporation”). Further, immediately following the transactions consummated pursuant to the Business Combination Agreement, the Company caused HPK LP to merge with and into the Surviving Corporation. WithumSmith+Brown, PC (“Withum”) was principal accountant for the Company for the periods beginning October 29, 2019 (inception) through October 1, 2020.

On October 1, 2020, the Audit Committee of the Board of Directors of the Company approved a change in accountants by dismissing Withum as the principal accountant for the Company and has engaged Weaver and Tidwell, L.L.P. (“Weaver”) as the Company’s principal accountant, effective immediately. Weaver previously audited the financial statements of (i) HPK LP, the Company’s predecessor for the periods from August 28, 2019 (inception) through December 31, 2019; (ii) HighPeak I, predecessor to HPK LP for periods prior to October 1, 2019; and (iii) HighPeak II. The Company acquired 100% of the limited partnership units of HPK LP from HighPeak I and HighPeak II on August 21, 2020 pursuant to the Business Combination Agreement. Prior to the appointment of Weaver, the Company had not consulted with Weaver with respect to the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company’s financial statements or any other matter or reportable event listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

During the period from October 29, 2019 (inception) to December 31, 2019, and subsequently during the period from December 31, 2019 through October 1, 2020, the date of Withum’s dismissal, there were no disagreements with Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure related to the Company, which disagreement, had it not been resolved to the satisfaction of Withum, would have caused Withum to make reference thereto in its reports on the financial statements for such periods. During the same periods, there have been no “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-X.

Withum’s report of independent registered public accounting firm, dated May 13, 2020 on the consolidated financial statements of the Company as of December 31, 2019 and for the period from October 29, 2019 (inception) through December 31, 2019 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles other than the Company’s ability to continue as a going concern due to Pure’s obligation to either complete a business combination by the close of business on August 21, 2020 or cease all operations except for the purpose of liquidating.

The Company provided Withum with a copy of this Current Report on Form 8-K (this “Current Report”) and requested that Withum furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Withum agrees with the above statements. A copy of such letter, dated October 1, 2020, is filed as Exhibit 16.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
16.1	Letter from WithumSmith+Brown, PC to the Securities and Exchange Commission, dated October 1, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHPEAK ENERGY, INC.

Date: October 1, 2020

	By:	/s/ Steven W. Tholen
	Name:	Steven W. Tholen
	Title:	Chief Financial Officer

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